Exhibit 5.1

                           The Law Offices of
                           Thomas C. Cook, LTD.
                      Attorney and Counselor of Law
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963


                                                         September 20, 2010

To: Board of Directors, JA Energy

Re: Registration Statement of Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as counsel for JA Energy, a Nevada corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), as to which this opinion is a part, filed with the U. S. Securities and Exchange Commission (the "Commission") for the distribution by spin-off of up to 65,846,667 shares of common stock, $0.001 par value, of the Company (the "Shares").

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The Shares to be issued as covered by the Registration Statement and registered by the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.


                                        Sincerely,

                                        Law Offices of Thomas C. Cook

                                        /s/ Thomas C. Cook
                                        ------------------------
                                        Thomas C. Cook, Esq.


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